NEWS RELEASE Contact: Donald P. Hileman President and CEO (419) 782-5104 dhileman@first-fed.com

For Immediate Release	Exhibit 99.1

FIRST DEFIANCE FINANCIAL CORP. ANNOUNCES 2015

SECOND QUARTER EARNINGS

•	Earnings per share of $0.70 for 2015 second quarter up from $0.57 in 2014 second quarter
•	Net income of $6.6 million for 2015 second quarter up from $5.7 million in the 2014 second quarter
•	Return on average assets of 1.19%, up from 1.05% in the 2014 second quarter
•	Net interest margin of 3.81%, up from 3.62% in the 2014 second quarter
•	Loans up $123.7 million, or 7.8% from 2014 second quarter
•	Non-performing loans down 32.7% from 2014 second quarter

DEFIANCE, OHIO (July 20, 2015) – First Defiance Financial Corp. (NASDAQ: FDEF) announced today that net income for the second quarter ended June 30, 2015 totaled $6.6 million, or $0.70 per diluted common share, compared to $5.7 million or $0.57 per diluted common share for the quarter ended June 30, 2014.

“Our financial performance remained very strong in the second quarter” said Donald P. Hileman, President, and Chief Executive Officer of First Defiance Financial Corp. “Our diluted earnings per share growth of 23% over second quarter last year shows that our strategies for revenue growth, efficiency improvement, asset quality enhancement and effective capital management are delivering measurable results.”

Net Interest Income up compared to second quarter 2014

Net interest income of $18.4 million in the second quarter of 2015 was up from $17.1 million in the second quarter of 2014. Net interest margin was 3.81% for the second quarter of 2015, down from 3.88% in the first quarter of 2015, but up from 3.62% in the second quarter of 2014. Yield on interest earning assets increased by 19 basis points, to 4.15% in the second quarter of 2015 from 3.96% in the second quarter of 2014. The cost of interest-bearing liabilities increased by 1 basis point in the second quarter of 2015 to 0.44% from 0.43% in the second quarter of 2014.

“Continuing the trend from last quarter, loan demand remained steady in our markets enabling us to maintain a strong earning asset mix and net interest margin, much improved from a year ago.” said Hileman. “Our net interest income rose $1.2 million, or 7.2% over the second quarter last year.”

1

Non-Interest Income up from second quarter 2014

First Defiance’s non-interest income for the second quarter of 2015 was $7.8 million compared with $7.6 million in the second quarter of 2014. The second quarter of 2015 had no gains or losses on the sale of securities, while the second quarter of 2014 included gains of $471,000.

Mortgage banking income increased to $1.8 million in the second quarter of 2015, up from $1.5 million in the second quarter of 2014. Mortgage banking activity was significantly elevated from the second quarter a year ago, with our markets experiencing higher purchase and refinance loan volumes. Gains from the sale of mortgage loans increased in the second quarter of 2015 to $1.2 million from $1.0 million in the second quarter of 2014. Mortgage loan servicing revenue was $852,000 in the second quarter of 2015, down slightly from $878,000 in the second quarter of 2014. First Defiance had a positive change in the valuation adjustment in mortgage servicing assets of $141,000 in the second quarter of 2015 compared with a positive adjustment of $44,000 in the second quarter of 2014.

For the second quarter of 2015, commissions from the sale of insurance products was $2.3 million, up from $2.2 million in the second quarter of 2014, and service fees and other charges were $2.7 million, up from $2.5 million in the second quarter of 2014. Trust income was $367,000 in the second quarter of 2015, up 21.5% from $302,000 in the second quarter of 2014.

“We are very pleased with the positive impact of our mortgage banking performance this quarter which included mortgage origination volumes up 49% from the prior year. In addition, service fees, insurance commissions and trust income all reflected solid increases over the second quarter last year,” continued Hileman. “Total non-interest income, excluding securities gains, rose 9.3% in the second quarter over the prior year.”

Non-Interest Expenses up from second quarter 2014

Total non-interest expense was $16.8 million in the second quarter of 2015, an increase from $16.4 million in the second quarter of 2014. Compensation and benefits increased to $9.2 million in the second quarter of 2015 compared to $8.7 in the second quarter of 2014. The increase in compensation and benefits from a year ago is mainly related to merit increases and higher incentive compensation accruals partially offset by lower medical insurance costs. Occupancy expense was $1.8 million in the second quarter 2015, up from $1.7 million in the second quarter of 2014. Data processing cost increased to $1.6 million in the second quarter of 2015 from $1.5 million in the second quarter of 2014. Other non-interest expense of $3.3 million in the second quarter of 2015 was essentially even with the second quarter of 2014.

Credit Quality

Non-performing loans totaled $16.7 million at June 30, 2015, a decrease from $24.9 million at June 30, 2014. In addition, First Defiance had $5.4 million of real estate owned at June 30, 2015 compared to $5.6 million at June 30, 2014. Accruing troubled debt restructured loans were $22.2 million at June 30, 2015 compared with $27.0 million at June 30, 2014. For the second quarter of 2015, First Defiance recorded net recoveries of $82,000, compared to net charge-offs of $602,000 in the second quarter of 2014. The allowance for loan loss as a percentage of total loans was 1.49% at June 30, 2015 compared with 1.56% at June 30, 2014.

2

The second quarter results include no provision for loan losses compared with $446,000 of expense for the same period in 2014.

“Our asset quality strengthened with declines in both non-performing loans and other real estate in the second quarter, continuing the improvement in our asset quality metrics,” said Hileman. “We now have over 150% allowance for loan losses coverage of our non-performing loans.”

Year-To-Date Results

For the six-month period ended June 30, 2015, net interest income totaled $36.6 million compared with $33.9 million in the first six months of 2014. Average interest-earning assets increased to $1.975 billion in the first six months of 2015, compared to $1.945 billion in the first six months of 2014. Net interest margin for the first six months of 2015 was 3.84%, up 22 basis points from the 3.62% margin reported in the six month period ended June 30, 2014.

The provision for loan losses in the first six months of 2015 was $120,000, compared to $549,000 recorded during the first six months of 2014.

Non-interest income for the first six months of 2015 was $16.1 million, compared to $14.9 million during the same period of 2014. Service fees and other charges were $5.2 million for the first six months of 2015, up from $4.8 million during the same period of 2014. Mortgage banking income increased to $3.6 million for the first six months of 2015, compared with $2.8 million during the same period of 2014. Insurance commissions rose to $5.5 million for the first six months of 2015, compared with $5.3 million for same period of 2014. Non-interest income for the first six months of 2015 included no gains or losses on the sale of securities compared with gains of $471,000 during the same period of 2014.

Non-interest expense was $33.7 million for the first six months of 2015, up from $33.0 million for the same period of 2014. Compensation and benefits expense was $18.1 million for the first six months of 2015 compared with $17.2 million during the same period of 2014. The increase in compensation and benefits over the prior year is mainly related to merit increases and higher incentive compensation accruals partially offset by lower medical insurance costs. Increases in occupancy of $281,000 and data processing of $277,000 were offset by decreases in FDIC insurance premiums of $68,000, financial institutions taxes of $116,000, amortization of intangibles of $184,000 and other expenses of $438,000, which included a $786,000 cost recorded in the first quarter of 2014 for terminating a merger agreement.

Total Assets at $2.2 Billion

Total assets at June 30, 2015 were $2.20 billion compared to $2.18 billion at December 31, 2014 and $2.15 billion at June 30, 2014. Net loans receivable (excluding loans held for sale) were $1.68 billion at June 30, 2015 compared to $1.62 billion at December 31, 2014 and $1.56 billion at June 30, 2014. Total cash and cash equivalents were $65.6 million at June 30, 2015 compared with $112.9 million at December 31, 2014 and $156.2 million at June 30, 2014. Also, at June 30, 2015, goodwill and other intangible assets totaled $63.5 million compared to $63.9 million at December 31, 2014 and $64.5 million at June 30, 2014.

3

Total deposits at June 30, 2015 were $1.76 billion compared with $1.76 billion at December 31, 2014, and $1.74 billion at June 30, 2014. Non-interest bearing deposits at June 30, 2015 were $379.0 million compared to $379.6 million at December 31, 2014 and $355.3 million at June 30, 2014. Total stockholders’ equity was $276.0 million at June 30, 2015 compared to $279.5 million at December 31, 2014 and $276.4 million at June 30, 2014.

The reduction in stockholders’ equity from year-end 2014 includes the $12 million cost of the March 11, 2015 repurchase of the warrant issued to the U.S. Treasury under the TARP Capital Purchase Program.

Dividend to be paid August 28

The Board of Directors declared a quarterly cash dividend of $0.20 per common share payable August 28, 2015 to shareholders of record at the close of business on August 21, 2015. The dividend represents an annual dividend of 2.18 percent based on the First Defiance common stock closing price on July 17, 2015. First Defiance has approximately 9,276,983 common shares outstanding.

Conference Call

First Defiance Financial Corp. will host a conference call at 11:00 a.m. ET on Tuesday, July 21, 2015 to discuss the earnings results and business trends. The conference call may be accessed by calling 1-877-444-1726. In addition, a live webcast may be accessed at http://services.choruscall.com/links/ fdef150721.html.

Audio replay of the Internet Webcast will be available at www.fdef.com until August 21, 2015 at 9:00 a.m. ET

First Defiance Financial Corp.

First Defiance Financial Corp., headquartered in Defiance, Ohio, is the holding company for First Federal Bank of the Midwest and First Insurance Group. First Federal operates 33 full-service branches and 41 ATM locations in northwest Ohio, southeast Michigan and northeast Indiana and a loan production office in Columbus, Ohio. First Insurance Group is a full-service insurance agency with five offices throughout northwest Ohio.

For more information, visit the company’s Web site at www.fdef.com.

Financial Statements and Highlights Follow-

4

Safe Harbor Statement

This news release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21 B of the Securities Act of 1934, as amended, which are intended to be safe harbors created thereby. Those statements may include, but are not limited to, all statements regarding intent, beliefs, expectations, projections, forecasts and plans of First Defiance Financial Corp. and its management, and specifically include statements regarding: changes in economic conditions, the nature, extent and timing of governmental actions and reforms, future movements of interest rates, the production levels of mortgage loan generation, the ability to continue to grow loans and deposits, the ability to benefit from a changing interest rate environment, the ability to sustain credit quality ratios at current or improved levels, the ability to sell real estate owned properties, continued strength in the market area for First Federal Bank of the Midwest, and the ability to grow in existing and adjacent markets. These forward-looking statements involve numerous risks and uncertainties, including those inherent in general and local banking, insurance and mortgage conditions, competitive factors specific to markets in which First Defiance and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions or capital market conditions and other risks and uncertainties detailed from time to time in our Securities and Exchange Commission (SEC) filings, including our Annual Report on Form 10-K for the year ended December 31, 2014. One or more of these factors have affected or could in the future affect First Defiance's business and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore, there can be no assurances that the forward-looking statements included in this news release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by First Defiance or any other persons, that our objectives and plans will be achieved. All forward-looking statements made in this news release are based on information presently available to the management of First Defiance. We assume no obligation to update any forward-looking statements.

As required by U.S. GAAP, First Defiance will evaluate the impact of subsequent events through the issuance date of its June 30, 2015 consolidated financial statements as part of its Quarterly Report on Form 10-Q to be filed with the SEC. Accordingly, subsequent events could occur that may cause First Defiance to update its critical accounting estimates and to revise its financial information from that which is contained in this news release.

5

Consolidated Balance Sheets (Unaudited)

First Defiance Financial Corp.

	June 30,	December 31,
(in thousands)	2015	2014

Assets
Cash and cash equivalents
Cash and amounts due from depository institutions	$33,586	$41,936
Interest-bearing deposits	32,000	71,000
	65,586	112,936
Securities
Available-for sale, carried at fair value	237,012	239,321
Held-to-maturity, carried at amortized cost	257	313
	237,269	239,634

Loans	1,705,716	1,646,786
Allowance for loan losses	(25,384)	(24,766)
Loans, net	1,680,332	1,622,020
Loans held for sale	9,793	4,535
Mortgage servicing rights	9,128	9,012
Accrued interest receivable	6,204	6,037
Federal Home Loan Bank stock	13,802	13,802
Bank Owned Life Insurance	51,433	47,013
Office properties and equipment	39,393	40,496
Real estate and other assets held for sale	5,371	6,181
Goodwill	61,525	61,525
Core deposit and other intangibles	2,016	2,395
Deferred Taxes	69	-
Other assets	14,589	13,366
Total Assets	$2,196,510	$2,178,952

Liabilities and Stockholders’ Equity
Non-interest-bearing deposits	$378,970	$379,552
Interest-bearing deposits	1,384,420	1,381,261
Total deposits	1,763,390	1,760,813
Advances from Federal Home Loan Bank	41,050	21,544
Notes payable and other interest-bearing liabilities	54,237	54,759
Subordinated debentures	36,083	36,083
Advance payments by borrowers for tax and insurance	2,492	2,309
Deferred Taxes	-	1,176
Other liabilities	23,230	22,763
Total Liabilities	1,920,482	1,899,447
Stockholders’ Equity
Preferred stock	-	-
Common stock, net	127	127
Common stock warrant	-	878
Additional paid-in-capital	125,231	136,266
Accumulated other comprehensive income	2,594	4,114
Retained earnings	210,169	200,600
Treasury stock, at cost	(62,093)	(62,480)
Total stockholders’ equity	276,028	279,505
Total Liabilities and Stockholders’ Equity	$2,196,510	$2,178,952

6

Consolidated Statements of Income (Unaudited)

First Defiance Financial Corp.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share amounts)	2015	2014	2015	2014
Interest Income:
Loans	$18,139	$16,878	$36,026	$33,529
Investment securities	1,721	1,608	3,413	3,135
Interest-bearing deposits	41	118	80	219
FHLB stock dividends	136	170	275	365
Total interest income	20,037	18,774	39,794	37,248
Interest Expense:
Deposits	1,312	1,327	2,584	2,685
FHLB advances and other	173	133	283	266
Subordinated debentures	150	146	297	292
Notes Payable	37	39	75	80
Total interest expense	1,672	1,645	3,239	3,323
Net interest income	18,365	17,129	36,555	33,925
Provision for loan losses	-	446	120	549
Net interest income after provision for loan losses	18,365	16,683	36,435	33,376
Non-interest Income:
Service fees and other charges	2,690	2,508	5,219	4,832
Mortgage banking income	1,793	1,540	3,568	2,787
Gain on sale of non-mortgage loans	197	36	233	39
Gain on sale of securities	-	471	-	471
Insurance commissions	2,344	2,244	5,483	5,274
Trust income	367	302	725	580
Income from Bank Owned Life Insurance	212	235	420	454
Other non-interest income	206	281	443	506
Total Non-interest Income	7,809	7,617	16,091	14,943
Non-interest Expense:
Compensation and benefits	9,182	8,709	18,105	17,181
Occupancy	1,809	1,704	3,573	3,292
FDIC insurance premium	319	353	670	738
Financial institutions tax	411	514	893	1,009
Data processing	1,599	1,479	3,121	2,844
Amortization of intangibles	162	274	379	563
Other non-interest expense	3,314	3,324	6,953	7,391
Total Non-interest Expense	16,796	16,357	33,694	33,018
Income before income taxes	9,378	7,943	18,832	15,301
Income taxes	2,815	2,254	5,668	4,433
Net Income	$6,563	$5,689	$13,164	$10,868

Earnings per common share:
Basic	$0.71	$0.59	$1.42	$1.13
Diluted	$0.70	$0.57	$1.39	$1.08

Average Shares Outstanding:
Basic	9,268	9,607	9,251	9,644
Diluted	9,349	10,066	9,483	10,096

7

Financial Summary and Comparison (Unaudited)

First Defiance Financial Corp.

	Three Months Ended			Six Months Ended
	June 30,			June 30,
(dollars in thousands, except per share data)	2015	2014	% change	2015	2014	% change
Summary of Operations

Tax-equivalent interest income (1)	$20,516	$19,221	6.7%	$40,737	$38,121	6.9%
Interest expense	1,672	1,645	1.6	3,239	3,323	(2.5)
Tax-equivalent net interest income (1)	18,844	17,576	7.2	37,498	34,798	7.8
Provision for loan losses	-	446	NM	120	549	(78.1)
Tax-equivalent NII after provision for loan loss (1)	18,844	17,130	10.0	37,378	34,249	9.1
Investment Securities gains	-	471	NM	-	471	NM
Non-interest income (excluding securities gains/losses)	7,809	7,146	9.3	16,091	14,472	11.2
Non-interest expense	16,796	16,357	2.7	33,694	33,018	2.0
Income taxes	2,815	2,254	24.9	5,668	4,433	27.9
Net Income	6,563	5,689	15.4	13,164	10,868	21.1
Tax equivalent adjustment (1)	479	447	7.2	943	873	8.0
At Period End
Assets	2,196,510	2,151,490	2.1
Earning assets	1,998,580	1,949,729	2.5
Loans	1,705,716	1,581,984	7.8
Allowance for loan losses	25,384	24,627	3.1
Deposits	1,763,390	1,741,812	1.2
Stockholders’ equity	276,028	276,449	(0.2)
Average Balances
Assets	2,212,603	2,165,486	2.2	2,196,281	2,155,927	1.9
Earning assets	1,991,830	1,952,440	2.0	1,975,146	1,944,793	1.6
Loans	1,673,750	1,551,799	7.9	1,660,404	1,548,351	7.2
Deposits and interest-bearing liabilities	1,909,372	1,865,824	2.3	1,890,622	1,859,074	1.7
Deposits	1,780,912	1,756,098	1.4	1,770,647	1,748,668	1.3
Stockholders’ equity	274,239	276,490	(0.8)	277,078	275,118	0.7
Stockholders’ equity / assets	12.39%	12.77%	(2.9)	12.62%	12.76%	(1.1)
Per Common Share Data
Net Income
Basic	$0.71	$0.59	20.3	$1.42	$1.13	25.7
Diluted	0.70	0.57	22.8	1.39	1.08	28.7
Dividends	0.20	0.15	33.3	0.375	0.30	25.0
Market Value:
High	$38.21	$29.00	31.8	$38.21	$29.00	31.8
Low	32.42	26.50	22.3	29.05	24.24	19.8
Close	37.53	28.70	30.8	37.53	28.70	30.8
Common Book Value	29.76	28.96	2.8	29.76	28.96	2.8
Tangible Common Book Value	22.91	22.19	3.3	22.91	22.19	3.3
Shares outstanding, end of period (000)	9,275	9,515	(2.5)	9,275	9,515	(2.5)
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.81%	3.62%	5.3	3.84%	3.62%	6.3
Return on average assets	1.19%	1.05%	12.9	1.21%	1.02%	18.9
Return on average equity	9.60%	8.25%	16.3	9.58%	7.97%	20.3
Efficiency ratio (2)	63.02%	66.16%	(4.8)	62.87%	67.01%	(6.2)
Effective tax rate	30.02%	28.38%	5.8	30.10%	28.97%	3.9
Dividend payout ratio (basic)	28.17%	25.42%	10.8	26.41%	26.55%	(0.5)

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains or losses, net.

NM Percentage change not meaningful

8

Income from Mortgage Banking

Revenue from sales and servicing of mortgage loans consisted of the following:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(dollars in thousands)	2015	2014	2015	2014

Gain from sale of mortgage loans	$1,246	$986	$2,531	$1,628
Mortgage loan servicing revenue (expense):
Mortgage loan servicing revenue	852	878	1,727	1,782
Amortization of mortgage servicing rights	(446)	(368)	(857)	(660)
Mortgage servicing rights valuation adjustments	141	44	167	37
	547	554	1,037	1,159
Total revenue from sale and servicing of mortgage loans	$1,793	$1,540	$3,568	$2,787

9

Yield Analysis

First Defiance Financial Corp.

	Three Months Ended June 30,
	(dollars in thousands)
	2015			2014
	Average		Yield	Average		Yield
	Balance	Interest(1)	Rate(2)	Balance	Interest(1)	Rate(2)
Interest-earning assets:
Loans receivable	$1,673,750	$18,186	4.36%	$1,551,799	$16,918	4.37%
Securities	245,539	2,153	3.63%	217,848	2,015	3.79%
Interest Bearing Deposits	58,739	41	0.28%	168,991	118	0.28%
FHLB stock	13,802	136	3.95%	13,802	170	4.94%
Total interest-earning assets	1,991,830	20,516	4.15%	1,952,440	19,221	3.96%
Non-interest-earning assets	220,773			213,046
Total assets	$2,212,603			$2,165,486
Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,397,966	$1,312	0.38%	$1,407,795	$1,327	0.38%
FHLB advances and other	39,578	173	1.75%	22,116	133	2.41%
Subordinated debentures	36,128	150	1.67%	36,132	146	1.62%
Notes payable	52,754	37	0.28%	51,478	39	0.30%
Total interest-bearing liabilities	1,526,426	1,672	0.44%	1,517,521	1,645	0.43%
Non-interest bearing deposits	382,946	-	-	348,303	-	-
Total including non-interest-bearing demand deposits	1,909,372	1,672	0.35%	1,865,824	1,645	0.35%
Other non-interest-bearing liabilities	28,992			23,172
Total liabilities	1,938,364			1,888,996
Stockholders' equity	274,239			276,490
Total liabilities and stockholders' equity	$2,212,603			$2,165,486
Net interest income; interest rate spread		$18,844	3.71%		$17,576	3.53%
Net interest margin (3)			3.81%			3.62%
Average interest-earning assets to average interest bearing liabilities			130%			129%

	Six Months Ended June 30,
	2015			2014
	Average		Yield	Average		Yield
	Balance	Interest(1)	Rate	Balance	Interest(1)	Rate
Interest-earning assets:
Loans receivable	$1,660,404	$36,118	4.39%	$1,548,351	$33,590	4.37%
Securities	243,281	4,264	3.65%	210,061	3,947	3.88%
Interest Bearing Deposits	57,659	80	0.28%	170,829	219	0.26%
FHLB stock	13,802	275	4.02%	15,552	365	4.73%
Total interest-earning assets	1,975,146	40,737	4.18%	1,944,793	38,121	3.95%
Non-interest-earning assets	221,135			211,134
Total assets	$2,196,281			$2,155,927
Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,396,114	$2,584	0.37%	$1,403,873	$2,685	0.39%
FHLB advances and other	30,534	283	1.87%	22,240	266	2.41%
Subordinated debentures	36,129	297	1.66%	36,133	292	1.63%
Notes payable	53,312	75	0.28%	52,033	80	0.31%
Total interest-bearing liabilities	1,516,089	3,239	0.43%	1,514,279	3,323	0.44%
Non-interest bearing deposits	374,533	-	-	344,795	-	-
Total including non-interest-bearing demand deposits	1,890,622	3,239	0.35%	1,859,074	3,323	0.36%
Other non-interest-bearing liabilities	28,581			21,735
Total liabilities	1,919,203			1,880,809
Stockholders' equity	277,078			275,118
Total liabilities and stockholders' equity	$2,196,281			$2,155,927
Net interest income; interest rate spread		$37,498	3.75%		$34,798	3.51%
Net interest margin (3)			3.84%			3.62%
Average interest-earning assets to average interest bearing liabilities			130%			128%

(1)	Interest on certain tax exempt loans and securities is not taxable for Federal income tax purposes. In order to compare the tax-exempt yields on these assets to taxable yields, the interest earned on these assets is adjusted to a pre-tax equivalent amount based on the marginal corporate federal income tax rate of 35%.
(2)	Annualized
(3)	Net interest margin is net interest income divided by average interest-earning assets.

10

Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	2nd Qtr 2015	1st Qtr 2015	4th Qtr 2014	3rd Qtr 2014	2nd Qtr 2014
Summary of Operations
Tax-equivalent interest income (1)	$20,516	$20,221	$20,174	$19,751	$19,221
Interest expense	1,672	1,567	1,612	1,623	1,645
Tax-equivalent net interest income (1)	18,844	18,654	18,562	18,128	17,576
Provision for loan losses	-	120	162	406	446
Tax-equivalent NII after provision for loan losses (1)	18,844	18,534	18,400	17,722	17,130
Investment securities gains, net of impairment	-	-	1	460	471
Non-interest income (excluding securities gains/losses)	7,809	8,281	7,341	8,896	7,146
Non-interest expense	16,796	16,897	16,969	16,771	16,357
Income taxes	2,815	2,853	1,957	2,773	2,254
Net income	6,563	6,601	6,355	7,069	5,689
Tax equivalent adjustment (1)	479	464	461	465	447
At Period End
Total assets	$2,196,510	$2,201,321	$2,178,952	$2,151,079	$2,151,490
Earning assets	1,998,580	1,999,601	1,975,757	1,954,496	1,949,729
Loans	1,705,716	1,684,518	1,646,786	1,636,266	1,581,984
Allowance for loan losses	25,384	25,302	24,766	24,567	24,627
Deposits	1,763,390	1,772,693	1,760,813	1,730,645	1,741,812
Stockholders’ equity	276,028	273,117	279,505	278,233	276,449
Stockholders’ equity / assets	12.57%	12.41%	12.83%	12.93%	12.85%
Goodwill	61,525	61,525	61,525	61,525	61,525
Average Balances
Total assets	$2,212,603	$2,179,576	$2,184,792	$2,153,226	$2,165,486
Earning assets	1,991,830	1,958,463	1,964,074	1,934,651	1,952,440
Loans	1,673,750	1,647,059	1,615,657	1,586,652	1,551,799
Deposits and interest-bearing liabilities	1,909,372	1,871,871	1,879,918	1,853,271	1,865,824
Deposits	1,780,912	1,760,383	1,764,908	1,738,494	1,756,098
Stockholders’ equity	274,239	279,917	278,944	276,968	276,490
Stockholders’ equity / assets	12.39%	12.84%	12.77%	12.86%	12.77%
Per Common Share Data
Net Income:
Basic	$0.71	$0.71	$0.68	$0.75	$0.59
Diluted	0.70	0.69	0.65	0.71	0.57
Dividends	0.20	0.18	0.18	0.15	0.15
Market Value:
High	$38.21	$34.64	$35.70	$29.00	$29.00
Low	32.42	29.05	26.95	26.99	26.50
Close	37.53	32.82	34.06	27.01	28.70
Common Book Value	29.76	29.53	30.17	29.60	28.96
Shares outstanding, end of period (in thousands)	9,275	9,248	9,235	9,371	9,515
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.81%	3.88%	3.76%	3.73%	3.62%
Return on average assets	1.19%	1.23%	1.15%	1.30%	1.05%
Return on average equity	9.60%	9.56%	9.04%	10.13%	8.25%
Efficiency ratio (2)	63.02%	62.73%	65.51%	62.06%	66.16%
Effective tax rate	30.02%	30.18%	23.54%	28.18%	28.38%
Common dividend payout ratio (basic)	28.17%	24.65%	25.74%	20.00%	25.42%

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains, net.

11

Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	2nd Qtr 2015	1st Qtr 2015	4th Qtr 2014	3rd Qtr 2014	2nd Qtr 2014
Loan Portfolio Composition
One to four family residential real estate	$205,044	$203,558	$206,437	$209,135	$199,886
Construction	140,114	125,144	112,385	116,809	108,478
Commercial real estate	885,125	876,476	840,488	834,443	801,923
Commercial	401,247	395,378	399,730	392,465	390,055
Consumer finance	14,911	14,967	15,466	16,616	15,800
Home equity and improvement	109,694	110,755	111,813	111,151	108,460
Total loans	1,756,135	1,726,278	1,686,319	1,680,619	1,624,602
Less:
Loans in process	49,477	40,833	38,653	43,548	41,874
Deferred loan origination fees	942	927	880	805	744
Allowance for loan loss	25,384	25,302	24,766	24,567	24,627
Net Loans	$1,680,332	$1,659,216	$1,622,020	$1,611,699	$1,557,357

Allowance for loan loss activity
Beginning allowance	$25,302	$24,766	$24,567	$24,627	$24,783
Provision for loan losses	0	120	162	406	446
Credit loss charge-offs:
One to four family residential real estate	11	78	61	95	42
Commercial real estate	146	155	505	246	39
Commercial	23	2	212	1,272	973
Consumer finance	13	3	1	16	12
Home equity and improvement	187	43	87	42	80
Total charge-offs	380	281	866	1,671	1,146
Total recoveries	462	697	903	1,205	544
Net charge-offs (recoveries)	(82)	(416)	(37)	466	602
Ending allowance	$25,384	$25,302	$24,766	$24,567	$24,627

Credit Quality
Total non-performing loans (1)	$16,737	$18,703	$24,130	$22,525	$24,863
Real estate owned (REO)	5,371	6,392	6,181	5,326	5,554
Total non-performing assets (2)	$22,108	$25,095	$30,311	$27,851	$30,417
Net charge-offs (recoveries)	(82)	(416)	(37)	466	602

Restructured loans, accruing (3)	22,234	19,616	24,686	26,579	26,975

Allowance for loan losses / loans	1.49%	1.50%	1.50%	1.50%	1.56%
Allowance for loan losses / non-performing assets	114.82%	100.82%	81.71%	88.21%	80.96%
Allowance for loan losses / non-performing loans	151.66%	135.28%	102.64%	109.07%	99.05%
Non-performing assets / loans plus REO	1.29%	1.48%	1.83%	1.70%	1.92%
Non-performing assets / total assets	1.01%	1.14%	1.39%	1.29%	1.41%
Net charge-offs / average loans (annualized)	-0.02%	-0.10%	-0.01%	0.12%	0.16%

Deposit Balances
Non-interest-bearing demand deposits	$378,970	$370,997	$379,552	$340,575	$355,268
Interest-bearing demand deposits and money market	722,813	737,533	727,729	739,292	717,506
Savings deposits	218,055	215,590	203,673	197,464	200,626
Retail time deposits less than $100,000	284,471	286,890	286,904	289,326	299,288
Retail time deposits greater than $100,000	159,081	161,683	162,955	163,988	169,124
Total deposits	$1,763,390	$1,772,693	$1,760,813	$1,730,645	$1,741,812

(1)	Non-performing loans consist of non-accrual loans.
(2)	Non-performing assets are non-performing loans plus real estate and other assets acquired by foreclosure or deed-in-lieu thereof.
(3)	Accruing restructured loans are loans with known credit problems that are not contractually past due and therefore are not included in non-performing loans.

12

Loan Delinquency Information

First Defiance Financial Corp.

(dollars in thousands)	Total Balance	Current	30 to 89 days past due	Non Accrual Loans

June 30, 2015
One to four family residential real estate	$205,044	$201,629	$473	$2,942
Construction	140,114	140,114	-	-
Commercial real estate	885,125	872,654	2,685	9,786
Commercial	401,247	397,653	148	3,446
Consumer finance	14,911	14,885	16	10
Home equity and improvement	109,694	108,238	903	553
Total loans	$1,756,135	$1,735,173	$4,225	$16,737

December 31, 2014
One to four family residential real estate	$206,437	$201,931	$1,174	$3,332
Construction	112,385	112,385	-	-
Commercial real estate	840,488	824,770	544	15,174
Commercial	399,730	394,671	66	4,993
Consumer finance	15,466	15,330	124	12
Home equity and improvement	111,813	109,993	1,201	619
Total loans	$1,686,319	$1,659,080	$3,109	$24,130

June 30, 2014
One to four family residential real estate	$199,886	$196,253	$732	$2,901
Construction	108,478	108,478	-	-
Commercial real estate	801,923	786,911	205	14,807
Commercial	390,055	382,907	96	7,052
Consumer finance	15,800	15,711	89	-
Home equity and improvement	108,460	107,271	1,086	103
Total loans	$1,624,602	$1,597,531	$2,208	$24,863

13